UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2009

Carpenter Technology Corporation
(Exact name of registrant as specified in charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

P.O. Box 14662, Reading, Pennsylvania, 19612
(Address of principal executive offices)

(610) 208-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2009, in connection with Gregory A. Pratt’s appointment the previous week as Chairperson of the Board of Directors (the “Board”) and as interim President and Chief Executive Officer of Carpenter Technology Corporation (the “Company”), and in respect of his service in such capacities, the Company and Mr. Pratt entered into a letter agreement concerning compensation, a copy of which is attached as Exhibit 10.1 to this Form 8-K (the “Agreement”).  The Agreement was approved by the Board and the Human Resources Committee (the “Committee”) of the Board.

In addition to the information provided below, supplemental information concerning the compensation payable to Mr. Pratt under the Agreement, including the terms and conditions thereof, is incorporated by reference from the Agreement.

Compensation for Service as Chairperson.  Pursuant to the Agreement, with respect to compensation for his service as Chairperson of the Board (in lieu of any other cash or equity compensation for Mr. Pratt’s service as a director of the Company), the Company agreed to pay Mr. Pratt, for each year in which he serves as the Chairperson of the Board, the following compensation:

(a)           a cash retainer of $90,000 per year, payable in equal quarterly installments;

(b)           a grant of a non-qualified stock option having a fair value on the date of grant of $30,000.  Such stock option will have a 10-year term, will have an exercise price equal to the fair market value of the Company’s common stock (“CRS Stock”) on the date of grant and will vest on the first anniversary of the date of grant (provided that Mr. Pratt remains in service with the Company in any capacity on that date);

(c)           a grant of restricted stock units having a fair value on the date of grant of $100,000.  Such restricted stock units will vest, and will be settled by distribution of shares of CRS Stock on the first anniversary of the date of grant (provided that Mr. Pratt remains in service with the Company in any capacity on that date); and

(d)           a grant of deferred stock units having a fair value on the date of grant of $90,000.  Such deferred stock units will vest on the first anniversary of the date of grant, (provided that Mr. Pratt remains in service with the Company in any capacity on that date).  Those deferred stock units will be settled by the distribution of shares of CRS Stock immediately upon the earliest of Mr. Pratt’s death, disability or separation from service.

The date of grant of the above-described equity incentives will be (i) the first day following the Company’s Q1 FY 2010 earnings release that trading is permitted by officers and directors of the Company under the Company’s insider trading policies (the “Next Scheduled Grant Date”), for the grants to be made with respect to the current fiscal year, and (ii) on or about the date that annual grants are made to senior executive officers, for the grants to be made with respect to each subsequent fiscal year in which Mr. Pratt remains in service as Chairperson. With respect to the current fiscal year, Mr. Pratt will be paid or granted the amounts of compensation described above as though he had served as Chairperson of the Board for the entire fiscal year, subject to an offset for any director compensation paid or granted to him in the current fiscal year prior to his appointment as Chairperson.

Compensation for Service as Interim President and Chief Executive Officer.   For his service as interim President and Chief Executive Officer of the Company, the Company agreed to pay to Mr. Pratt the compensation set forth in paragraphs (a) through (e), inclusive, below.  Mr. Pratt’s service in this capacity may be terminated by Mr. Pratt or the Board at any time, with or without cause.  As interim President and Chief Executive Officer, Mr. Pratt will not be eligible to participate in the Company’s Executive Bonus Compensation Plan or in any other incentive or perquisite arrangement or any employee severance, change in control, deferred compensation or non-qualified retirement plan not described in the Agreement.

Mr. Pratt’s compensation for his service as interim President and Chief Executive Officer under the Agreement is as follows:

(a)           base salary payable at a rate of $25,000 per month;

(b)           on the Next Scheduled Grant Date, a grant of performance stock units with respect to a target number of shares of CRS Stock having a fair value on the date of grant of $600,000 as of the Next Scheduled Grant Date.  The actual number of shares of CRS Stock subject to this performance stock unit award will be between from 0% to 200% of the target amount, based on corporate performance during the period beginning on the Next Scheduled Grant and ending on the first anniversary of the Next Scheduled Grant Date (such period will be known for this purpose as the “Performance Period”) with reference to corporate performance metrics and goals that are set in advance by the Committee.  Following the Performance Period, the Committee will measure and certify the actual number of shares subject to this performance stock unit award, based on actual performance against the specified goals, and the award will then vest on the later of (a) the first anniversary of the Next Scheduled Grant Date, or (b) six months following the date the Company’s next Chief Executive Officer commences employment (such later date, the “Applicable Vesting Date”), provided in either case that Mr. Pratt remains in service with the Company in any capacity on the Applicable Vesting Date.  The Committee in its discretion may reduce the number of shares subject to this award to reflect its evaluation of Mr. Pratt’s service as interim President and Chief Executive Officer (“Interim Service”).  These performance stock units will be settled by the distribution of shares of CRS Stock immediately following the Applicable Vesting Date;

(c)           on the Next Scheduled Grant Date, a grant of a non-qualified stock option having a then current fair value of $800,000.  This stock option will have a 10-year term and will have an exercise price equal to the fair market value of CRS Stock on the Next Scheduled Grant Date.  Such stock option will vest and become exercisable (i) as to one-half of the underlying shares of CRS Stock, on the Applicable Vesting Date; (ii) as to an additional one-quarter of the underlying shares, on the Applicable Vesting Date, provided that Mr. Pratt remains in service with the Company in any capacity through that date and Mr. Pratt’s period of Interim Service exceeds seven months; and (iii) as to an additional one-quarter of the underlying shares, on the Applicable Vesting Date, provided that Mr. Pratt remains in service with the Company in any capacity through that date and Mr. Pratt’s period of Interim Service exceeds ten months;

(d)           on the Next Scheduled Grant Date, a grant of a non-qualified stock option having a then current fair value of $300,000.  This stock option will have a 10-year term and will have an exercise price equal to 110% of the fair market value of CRS Stock on the Next Scheduled Grant Date.  The vesting schedule for these stock options shall be the same as the vesting schedule for the stock option described in paragraph (c) above;

(e)           reimbursement for all reasonable and necessary business expenses incurred for the benefit of the Company during Mr. Pratt’s period of interim service, including reimbursement of reasonable transportation and temporary living expenses incurred by Mr. Pratt as a result of his commuting and/or temporary relocation during his period of Interim Service; and

(f)           payment or reimbursement for reasonable tax and financial planning expenses.

Each stock unit granted to Mr. Pratt carries with it dividend equivalent rights whereby dividend equivalents will be credited on outstanding units in the form of additional units, which will vest and be settled at the same time and on the same terms as the original units.

Item 9.01.	Financial Statements and Exhibits

Exhibit

10.1	Letter Agreement, dated as of October 21, 2009, by and between Carpenter Technology Corporation and Gregory A. Pratt

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 22, 2009

CARPENTER TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Oliver C. Mitchell, Jr.
	Name:	Oliver C. Mitchell, Jr.
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of October 21, 2009, by and between Carpenter Technology Corporation and Gregory A. Pratt